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                                                                   EXHIBIT 10.19


[CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTIONS OF THIS
DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH
THE COMMISSION]

                          DEBENTURE PURCHASE AGREEMENT

         THIS DEBENTURE PURCHASE AGREEMENT (the "Agreement") is made as of the 22nd day of September, 1995 by and between BIOSITE DIAGNOSTICS INCORPORATED, a Delaware corporation (the "Company"), on the one hand, and SANDOZ PHARMA LTD. ("Sandoz"), on the other hand. Sandoz is sometimes herein referred to as an "Investor."

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.  Purchase and Sale of Debentures.

                  1.1  Sale and Issuance of Debentures.

                       (a) Subject to the terms and conditions of this Agreement, Investor agrees to purchase at each of the Initial Closing, the Second Closing and the Third Closing (each of which Closings is defined in Section 1.2 below) and the Company agrees to sell and issue to Investor at the Initial Closing, the Second Closing and the Third Closing the Company's Convertible Debentures in the form attached hereto as Exhibit A (the "Debentures") in the face amount set forth opposite Investor's name on Schedule A hereto for a purchase price equal to the face amount thereof. The Debentures to be purchased at the Initial Closing are referred to as the "Initial Closing Debentures"; the Debentures to be purchased at the Second Closing are referred to as the "Second Closing Debentures"; and the Debentures to be purchased at the Third Closing are referred to as the "Third Closing Debentures".

                  1.2 Closings. The purchase and sale of the Debentures shall take place at the offices of Pillsbury Madison & Sutro, 101 W. Broadway, Suite 1800, San Diego, California, or at such other place as the Company and Investor acquiring the Debentures sold at such time and place pursuant hereto mutually agree upon (verbally or in writing). The purchase and sale of the Initial Closing Debentures shall take place on September 29, 1995 (the "Initial Closing"). The purchase and sale of the Second Closing Debentures shall take place within [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] (the "Second Closing"). The purchase and sale of the Third Closing Debentures shall take place within [CONFIDENTIAL MATERIAL REDACTED and FILED SEPARATELY WITH THE COMMISSION] (the "Third Closing"). At each of the Initial Closing, the Second Closing and the Third Closing, the Company shall deliver to Investor the Debentures which Investor is purchasing against delivery to the Company of a bank check, bank wire or personal check in the amount of the purchase price therefor payable to the Company's order. The Initial Closing, the


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Second Closing and the Third Closing are referred to collectively as the
"Closings."

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that, except as set forth on the Schedule of Exceptions furnished to Investor and specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

                  2.2 Capitalization. The authorized capital of the Company consists, or will consist prior to the Closing, of:

                           (i) Preferred Stock. 8,328,847 shares of preferred stock (the "Preferred Stock"), 610,000 shares of which have been designated Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), 2,156,336 shares of which have been designated Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), 2,204,167 shares of which have been designated Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), 1,900,010 shares of which have been designated Series D Preferred Stock, par value $.01 per share (the "Series D Preferred Stock") and 1,458,334 shares of which have been designated Series E Preferred Stock, par value $.01 per share (the "Series E Preferred Stock"). There are 610,000 shares of Series A Preferred Stock, 2,156,336 shares of Series B Preferred Stock, 2,204,167 shares of Series C Preferred Stock, 1,900,010 shares of Series D Preferred Stock and 1,458,334 shares of Series E Preferred Stock issued and outstanding and, based upon the Company's records, such outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are owned by the persons and in the numbers specified in the stockholder list made available supplementally to Investor upon request. The rights, preferences and privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are as stated in the Company's Restated Certificate of Incorporation ("Restated Certificate").

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                           (ii) Common Stock. 12,000,000 shares of common stock
        (the "Common Stock"), of which 1,316,599 shares are issued and outstanding and, based upon the Company's records, are owned by the persons, and in the numbers specified in the stockholder list provided supplementally to Investor.

                           (iii) Agreements for Purchase of Shares. Except for
        (a) the conversion privileges of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, (b) the right of first offer of Investor provided in Section 8.4 hereof, (c) the right of first offer provided for in Section 8.4 of the Series A Preferred Stock Purchase Agreement dated as of May 5, 1988 between the Company and the investors listed therein (the "Series A Agreement"), (d) the right of first offer provided for in Section 8.4 of the Series B Preferred Stock Purchase Agreement dated as of July 24, 1989 between the Company and the investors listed therein (the "Series B Agreement"), (e) the right of first offer provided for in Section 8.4 of the Series C Preferred Stock Purchase Agreement dated as of June 7, 1990 between the Company and the investors listed therein (the "Series C Agreement"), (f) the right of first offer provided for in Section 8.4 of the Series D Preferred Stock Purchase Agreement, dated as of October 30, 1991 between the Company and the investors listed therein (and the supplemental signature pages thereto)(the "Series D Agreement"), (g) the right of first offer provided for in Section 8.4 of the Series E Preferred Stock Purchase Agreement, dated as of November 25, 1992 between the Company and the investors listed therein (and the supplemental signature pages thereto) (the "Series E Agreement") and (h) options to purchase an aggregate of 795,924 shares of Common Stock granted pursuant to the Amended and Restated 1989 Stock Plan of the Company (the "Plan"), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

                  2.3 Subsidiaries. Except for Biosite Diagnostics GmbH, its wholly owned subsidiary, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, partnership or other business entity.

                  2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Debentures being sold hereunder and the Common

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Stock issuable upon conversion of the Debentures, to the extent that the foregoing requires performance on or prior to each of the Closings, has been taken or will be taken on or prior to each of the Closings, and this Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms.

                  2.5      Valid Issuance of Preferred and Common Stock.

                           (a)      The Common Stock issuable upon conversion of
the Debentures purchased under this Agreement has been or will be on or prior to the Initial Closing, duly and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid and nonassessable.

                           (b)      The outstanding shares of Common Stock,
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with federal and state securities laws.

                  2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, and any other post-sale filings pursuant to applicable state securities laws, which filings will be effected prior to any applicable deadlines.

                  2.7 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

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                  2.8 Invention and Secrecy and Common Stock Purchase
Agreements. Each key employee of the Company has executed an Employee's Invention and Proprietary Information Agreement in substantially the form made available to Investor upon request. The Company, after reasonable investigation, is not aware that any of its key employees are in violation thereof, and the Company will use its best efforts to prevent any such violation. Each holder of Common Stock of the Company has entered into a Common Stock Purchase Agreement in substantially the form made available to Investor upon request.

                  2.9 Patents and Trademarks. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, after due inquiry, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated, which conflict, breach or default would be materially adverse to the Company. It is not and it will not be necessary for the Company to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                  2.10 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, as amended, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, which violation or default would be materially adverse to the Company. The execution, delivery and performance of this

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Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, which violation, default, conflict or event would be materially adverse to the Company.

                  2.11     Agreements; Action.

                           (a)      Except for the agreements explicitly contem-
plated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                           (b)      There are no agreements, understandings,
instruments, contracts or proposed transactions to which the Company is a party or by which it is bound which involve (i) obligations of, or payments to the Company in excess of, $100,000, other than liabilities or obligations of the Company for compensation under employment agreements, (ii) the license of any patent, copyright, trade secret or other proprietary right of the Company or
(iii) joint venture, partnership or other contract or arrangement involving the sharing of profits or proprietary information or know how (other than nondisclosure agreements), (iv) any contract or agreement limiting the Company's right to engage in any business activity or compete with any person or entity, or (v) any other material agreement.

                           (c)      The Company has not (i) declared or paid any
dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000 or in excess of $200,000 in the aggregate, other than liabilities or obligations of the Company for compensation under employment agreements, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses or
(iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                           (d) The Company is not a party to and is not bound by
any contract, agreement or instrument, or subject to any restriction under its Restated Certificate of Incorporation or Bylaws, which adversely affects in any material respect its business as now conducted or as proposed to be conducted, its properties or its financial condition.

                           (e) The Company has not engaged in the past three
months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other

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business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than 50 percent of the voting power of the Company is disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

                  2.12 Disclosure. The Company believes it has fully provided Investor with all the information which Investor has requested for deciding whether to purchase the Debentures, and all information reasonably necessary to enable Investor to make such decision. Neither this Agreement nor any other statement or certificate made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                  2.13 Registration Rights. Except as provided in Section 7 of this Agreement, Section 7 of the Series A Agreement, Section 7 of the Series B Agreement, Section 7 of the Series C Agreement, Section 7 of the Series D Agreement and Section 7 of the Series E Agreement, the Company has not granted or agreed to grant any registration rights, including piggy-back rights, to any person or entity.

                  2.14 Corporate Documents. The Restated Certificate of Incorporation and Bylaws of the Company are in the form previously made available to Investor upon request.

                  2.15 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any material liens, claims or encumbrances. All the Company's personal properties, whether owned or leased, are in good operating condition, normal wear and tear excepted, and are adequate and suitable for the purposes for which they are currently being used.

                  2.16 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as described in section 3(2)(A) or section 3(2)(B) of the Employee Retirement Income Security Act of 1974.

                  2.17 Tax Returns and Payments. The Company has filed all tax returns and reports as required by law in a timely fashion. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due prior to the time penalties would accrue thereon. The provision for taxes of the Company is adequate for taxes due or accrued as of the date thereof.

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                  2.18 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

                  2.19 Minute Books. The minute books of the Company made available to Investor upon request contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

                  2.20 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

                  2.21 Real Property Holding Company. The Company is not a "United States real property holding corporation" (as that term is defined in Treasury Regulation section 1.897-2(b)). Within 45 days after receipt of a request from a foreign investor, the Company shall prepare and deliver to such foreign investor the statement required under Treasury Regulation section 1.897-2(h)(1)(i) and either or both of the following documents: (i) an affidavit in conformance with the requirements of Internal Revenue Code of 1986, as amended ("IRC") section 1445(b)(3) or (ii) a notarized statement, executed by an officer having actual knowledge of the facts, that the shares of Company stock held by such foreign investor are of a class that is regularly traded on an established securities market, within the meaning of IRC section 1445(b)(6). If the Company is unable to provide either document described in (i) or (ii) above, if requested, it shall promptly notify such foreign investor in writing of the reasons for such inability. Finally, upon the request of a foreign investor and without regard to whether either document described in (i) or (ii) above has been requested, the Company shall cooperate fully with the efforts of such foreign investor to obtain a "qualifying statement," within the meaning of IRC section 1445(b)(4), or such other documents as would excuse a transferee of a foreign investor's interest from withholding of income tax imposed pursuant to IRC section 897(a).

                  2.22 Financial Statements. The Company has delivered to Investor its audited financial statements (balance sheet and

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profit and loss statement) at and for the period from inception through December
31, 1994, and its unaudited interim financial statements at and for the period from January 1, 1995 through March 31, 1995 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated and are consistent with each other. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the date, and for the period, indicated therein. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 1995, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                  2.23 Voting Arrangements. Except as may be provided in Section
5.6 hereof, to the Company's knowledge there are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of the Company relating to the voting of their respective shares.

         3. Representations, Warranties, Covenants and Agreements of Investor. Investor hereby represents, warrants, covenants and agrees that:

                  3.1 Authorization. This Agreement constitutes its valid and legally binding obligation.

                  3.2 Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon Investor's representation to the Company, which by Investor's execution of this Agreement Investor hereby confirms, that the Debentures to be received by Investor and the Common Stock issuable upon conversion thereof (the Debentures and the Common Stock issued upon conversion thereof are referred to, collectively, as the "Securities") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Investor represents that it has full power and authority to enter into this Agreement.

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                  3.3 Disclosure of Information. Investor believes it has
received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement.

                  3.4 Investment Experience. Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Investor also represents it has not been organized solely for the purpose of acquiring the Securities.

                  3.5 Restricted Securities. Investor understands that the Securities it is or will be purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold only in certain limited circumstances without registration under the Securities Act of 1933, as amended (the "Securities Act"). In this connection Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  3.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

                           (a) There is then in effect a Registration Statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                           (b) (i) Investor shall have notified the Company of
the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, as currently in existence, except in unusual circumstances.

                           (c) Notwithstanding the provisions of subsections (a)
and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is

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a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if he were an original Investor hereunder; provided, however, that the provisions of Section 3.6(b) above shall apply if the Company or its counsel are unable to determine if such transfer may be made in compliance with federal and applicable state securities laws.

                  3.7 Legends. It is understood that the Securities may bear one or all of the following legends:

                           (a) "The securities represented hereby have not been
registered under the United States Securities Act of 1933, and may not be sold, transferred, assigned, pledged or hypothecated absent an effective registration thereof under such act or compliance with Rule 144 promulgated under such act, or unless the Company has received an opinion of counsel, satisfactory to the Company and its counsel, that such registration is not required."

                           (b) Any legend required by the laws of the State of
California or other jurisdiction, including any legend required by the California Department of Corporations.

                  3.8 Accredited or Foreign Investor. Except as disclosed to the Company in writing, Investor either (i) is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, of the SEC under the Securities Act, or
(ii) is neither (x) a national or resident of the United States, its territories, possessions or any area subject to its jurisdiction, nor (y) a corporation, partnership, trust or other entity created or organized in the United States, its territories, possessions or any area subject to its jurisdiction, nor (z) a corporation, partnership, trust or other entity, any of the equity owners of which is described in clause (x) or (y) above and agrees not to sell, hypothecate, pledge or otherwise dispose of any interest in the Securities in the United States, its territories, possessions or any area subject to its jurisdiction, or to any person who is a national thereof or resident therein (including any estate of such person), or any corporation, partnership or other entity created or organized therein, unless such securities have been either registered under the Securities Act, or are exempt from the registration requirements of the Securities Act, in the opinion of the Company's counsel, and Investor has complied with any restrictions on transfer contained in this Agreement.

                  3.9 Confidentiality. Investor hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use (except to evaluate its investment in the Company) or disclose without the prior written consent of the Company, any

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confidential information that is furnished to it by the Company in connection with this Agreement, including (without limitation) all financial statements, budgets and other information delivered or provided to Investor pursuant to
Section 8 hereof. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by Investor, (b) lawfully disclosed to Investor by a third party who possessed such information without any obligation of confidentiality or (c) lawfully developed by Investor independent of any disclosure by the Company. Investor further covenants that it shall return to the Company all tangible materials containing such information upon reasonable request by the Company if Investor is no longer a holder of shares of capital stock of the Company.

                  3.10     Removal of Legends; Further Covenants.

                           (a) Any legend endorsed on the Securities pursuant to
Section 3.7(a) hereof shall be removed (i) if the Securities issued upon conversion thereof represented by such certificate shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction or in accordance with Rule 144, (ii) if such Securities may be transferred in compliance with Rule 144(k) promulgated under the Securities Act, or (iii) if the holder of such Securities shall have provided the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that a public sale, transfer or assignment of such Securities may be made without registration.

                           (b) Any legend endorsed on the Securities pursuant to
Section 3.7(b) hereof shall be removed if the Company receives an order of the appropriate state authority authorizing such removal or if the holder of the Securities provides the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that such state legend may be removed.

                           (c) Investor further covenants that Investor will not
transfer the Securities or any securities received in exchange therefor or on conversion thereof, in violation of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules of the Commission promulgated thereunder, including rule 144 under the Securities Act. Further, Investor agrees that, prior to the closing of the corporation's Initial Public Offering (defined in Section 7.13 hereof), Investor will not transfer any of such securities in a public offering without the Company's prior consent, even if he is otherwise permitted to transfer them pursuant to Rule 144(k); provided that the foregoing shall not affect Investor's rights under Section 7.

         4.       California Commissioner of Corporations.

                  4.1 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTIONS 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         5. Conditions of Investor's Obligations at Initial Closing and Subsequent Closings. The obligations of Investor under Section 1.1 of this Agreement are subject to the fulfillment on or before each of the Closings of each of the following conditions, the waiver of which shall not be effective against Investor if it does not consent in writing thereto. Notwithstanding anything in the foregoing to the contrary, in the event the Second Closing or Third Closing occurs subsequent to the Company's Initial Public Offering, then the obligations of Investor under Section 1.1 of this Agreement are subject to the fulfillment on or before the Second Closing or Third Closing, as the case may be, of the conditions set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.5 and 5.10, the waiver of which shall not be effective against Investor who does not consent in writing thereto.

                  5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of each of the Closings with the same effect as though such representations and warranties had been made on and as of the date of each of the Closings.

                  5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each of the Closings; provided that the obligations of Investor shall not be conditional upon the issuance by the Company of the Debentures to the persons or entities listed on Schedule A who have not performed or tendered the performance of their obligations under this Agreement required to be performed on or prior to each of the Closings except as provided in Section 5.7 hereof.

                  5.3 Compliance Certificate. The President of the Company shall deliver to Investor at each of the Closings a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since, with respect to the Initial Closing the date of the Agreement, and with respect to the Second Closing and Third Closing, since the date of the immediately preceding closing.

                  5.4 Qualifications. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale of the Debentures and the underlying Common Stock to Investor pursuant to this Agreement, or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

                  5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at each of the Closings and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                  5.6 Board of Directors. The Board of Directors at the Initial Closing shall consist of eight duly elected members: Thomas H. Adams, Kim D. Blickenstaff, Frederick J. Dotzler, Howard E. Greene, Stephen K. Reidy, Jesse I. Treu, Gunars E. Valkirs and Timothy J. Wollaeger.

                  5.7 Minimum Investment. Investor shall have purchased the Initial Closing Debentures at the Initial Closing.

                  5.8 Opinion of Company Counsel. Investor shall have received from Pillsbury Madison & Sutro, counsel for the Company, an opinion, dated as of the Initial Closing, in form and substance satisfactory to Investor, to the effect that:

                      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and to conduct its business in the manner presently conducted.

                      (b) The Company is qualified to do business as a foreign corporation in the State of California.

                      (c) The Company has the requisite corporate power and authority to execute, deliver and perform the Agreement. The Agreement has been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company.

                      (d)      The capitalization of the Company is as follows:

                                (i) Preferred Stock. There are authorized
        8,328,847 shares of Preferred Stock, $.01 par value per share, 610,000 shares of which have been designated Series A Preferred Stock, 2,156,336 shares of which have been designated Series B Preferred Stock, 2,204,167 shares of which have been designated Series C

         Preferred Stock, 1,900,010 shares of which have been designated Series D Preferred Stock and 1,458,334 shares of which have been designated Series E Preferred Stock. 610,000 shares of Series A Preferred Stock, 2,156,336 shares of Series B Preferred Stock, 2,204,167 shares of Series C Preferred Stock, 1,900,010 shares of Series D Preferred Stock and 1,458,334 shares of Series E Preferred Stock have been duly issued and delivered, are validly outstanding, fully paid and nonassessable, and have been approved by all requisite corporate action and, based in part on the representations and warranties of the investors in such securities, were issued in compliance with all applicable federal and California securities laws. The rights, privileges and preferences of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock are as stated in the Company's Restated Certificate. The shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock have been duly and validly reserved for issuance and, when issued in accordance with the Company's Restated Certificate, will be validly issued, fully paid and nonassessable.

                                (ii)    Common Stock.  There are authorized
         12,000,000 shares of Common Stock, of which 1,316,599 shares have been duly issued and delivered and are validly outstanding, fully paid and nonassessable.

                                (iii) Except for (A) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock,
         (B) the right of first offer of Investor provided for in Section 8.4 of this Agreement, (C) the right of first offer provided for in Section
         8.4 of the Series A Agreement, (D) the right of first offer provided in
         Section 8.4 of the Series B Agreement, (E) the right of first offer provided for in Section 8.4 of the Series C Agreement, (F) the right of first offer provided for in Section 8.4 of the Series D Agreement, (G) the right of first offer provided for in Section 8.4 of the Series E Agreement and (H) options to purchase Common Stock of the Company issued under the 1989 Stock Plan of the Company, there are no preemptive rights or similar rights or, to the best of counsel's knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase from or otherwise obtain from the Company any shares of its capital stock.

                           (e) The execution, delivery, performance and com-
pliance with the terms of this Agreement do not violate any provision of any applicable federal, state law, rule or regulation or any provision of the Company's Restated Certificate or Bylaws and do not conflict with or constitute a material default under the provision of any judgment, writ, decree, order or material agreement known by counsel by which the Company is a party or by which it is bound, which violation, conflict or default would be materially adverse to the Company.

                           (f) All consents, approvals, orders or authoriza-
tions of, and all qualifications, registrations, designations, declarations or filings with, any federal or state governmental authority on the part of the Company (other than by federal or state securities laws which are covered in paragraph (h) below) required to be made prior to the Initial Closing in connection with the consummation of the transactions contemplated by this Agreement have been obtained, and are effective, as of the Initial Closing and such counsel is not aware of any proceedings, or threat thereof, which question the validity thereof.

                           (g) Based in part upon the representations of
Investor, the offer and sale of the Debentures pursuant to the terms of this Agreement are exempt from the registration requirements of section 5 of the Securities Act of 1933, as amended, by virtue of section 4(2) thereof and from the qualification requirements of the California Corporate Securities Law of 1968, as amended, by virtue of section 25102(f) thereof. No opinion need be expressed as to compliance with applicable antifraud statutes, rules and regulations of any applicable law governing the issuance of securities.

                           (h) Such counsel is not aware, after making in- quiry
of the Company's chief executive officer (but without any other investigation), that there is any action, proceeding or investigation pending against the Company or any of its officers, directors or employees, or that any of the foregoing has received any threat thereof, which questions the validity of the Agreement, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company.

                           The opinion of counsel for the Company under this
Section 5.8 shall be subject to such matters as are set forth in the Schedule of Exceptions to this Agreement.

                  5.9 Lawful Issuance. At each of the Closings, the purchase of the Debentures by Investor shall be legally permitted by all laws and regulations to which Investor and the Company are subject.

         6. Conditions of the Company's Obligations at the Closing. The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before each of the Closings of each of the following conditions by Investor:

                  6.1 Representations and Warranties. The representations and warranties of Investor contained in Section 3 hereof shall be true on and as of each of the Closings with the same effect as though such representations and warranties had been made on and as of each of the Closings.

                  6.2 Payment of Purchase Price. Investor shall have delivered the purchase price specified in Section 1.3 at each of the Closings and Investor shall collectively have acquired and paid for the Debentures at the Initial Closing.

                  6.3 California Qualification. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale to Investor of the Debentures and Common Stock issuable upon the conversion thereof or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

         7. Registration Rights. The Company covenants and agrees as follows:

                  7.1      Definitions.  For purposes of this Section 7:

                           (a) The terms "register," "registered" and "regis-
tration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

                           (b) The term "Registrable Securities" means (i) the
Common Stock issuable or issued upon conversion of the Debentures and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Debentures, or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's registration rights under this Section 7 are not assigned;

                           (c) The number of shares of "Registrable Securities
then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are exercisable or convertible into, Registrable Securities; and

                           (d) The term "Holder" means any person owning or
having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 7.10 hereof.

                  7.2      Company Registration.

                           (a) Commencing two years after the effective date of
the Company's first registered public offering of stock, if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 9.6, the Company shall, subject to the provisions of Section 7.6, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

                           (b) The Company is obligated to effect only two such
registrations pursuant to this Section 7.2 on behalf of the Holders of the Debentures.

                  7.3 Obligations of the Company. Whenever required under this Section 7 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                           (a) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (c) Furnish to the Holders such number of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                           (d) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (e) In the event of any underwritten public offer-
ing, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           (f) Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (g) Furnish, at the request of any Holder request-
ing registration of Registrable Securities pursuant to this Section 7, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 7, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  7.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

                  7.5 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 7.2 for each

Holder (which right may be assigned as provided in Section 7.10), including (without limitation) all registration, filing and qualification fees, printer's and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities and the fees and disbursements of counsel for the selling Holders.

                  7.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 7.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders, together with all other securities to be registered pursuant to the exercise of registration rights, included in the offering be reduced below 30% of the total amount of securities included in such offering.

                  7.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

                  7.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this
Section 7:

                           (a)      To the extent permitted by law, the Company
will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 7.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

                           (b) To the extent permitted by law, each selling
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 7.8(b) exceed the gross proceeds from the offering received by such Holder.

                           (c) Promptly after receipt by an indemnified party
under this Section 7.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.8.

                           (d) The obligations of the Company and Holders under
this Section 7.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 7, and otherwise.

                  7.9 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                           (a) make and keep public information available, as
those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                           (b) take such action, including the voluntary
registration of its Common Stock under section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                           (c) file with the SEC in a timely manner all reports
and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (d) furnish to any Holder, so long as the Holder owns
any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  7.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 7 may be assigned by a purchaser of Registrable Securities under this Agreement to a transferee or assignee of an amount of such securities representing at least 50% of the aggregate number of shares of Registrable Securities of such purchaser or to a partner or retired partner of such purchaser; provided, that such transferee or assignee is approved by the Board of Directors of the Company, which approval shall not be unreasonably withheld, and that the Company is, within a reasonable time after such approved transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the approved transferee or assignee is restricted under the Securities Act.

                  7.11 "Market Stand-Off" Agreement. Investor hereby agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Registrable Securities during a reasonable and customary period of time as agreed to by the Company and the underwriters (not to exceed 180 days) following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that:

                           (a) such agreement shall be applicable only to the
first such registration statement of the Company which covers shares (or securities) to be sold on its behalf to the public in an underwritten offering; and

                           (b) all officers and directors of the Company and all
other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

                           In order to enforce the foregoing covenant, the
Company may impose stop-transfer instructions with respect to the Registrable Securities of Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such reasonable and customary period.

                  7.12 Amendment of Registration Rights. Any provision of this
Section 7 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

                  7.13 Termination of Registration Rights. The Company's obligations pursuant to this Section 7 shall terminate seven years from the date of consummation of the Company's sale of its common stock in a bona fide, firm commitment underwriting (the "Initial Public Offering") pursuant to a registration statement on Form S-1 under the Securities Act which results in gross offering proceeds to the Company of more than $7,500,000, the public offering price of which was not less than $9.00 per share (adjusted to reflect stock dividends, stock splits or recapitalizations).

         8.       Covenants.

                  8.1 Delivery of Financial Statements. The Company shall deliver to (i) an Investor who acquires at least $1,000,000 of the Debentures ("Major Investor") and (ii) each assignee of any Major Investor who acquires 50% of such Major Investor's Debentures purchased hereunder:

                           (a) as soon as practicable, but in any event within
90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company (the Company will include, upon request, the Company's management letter for such audited reports); and

                           (b) (i) within 30 days of the end of each month, an unaudited statement of operations, statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail; such monthly statements shall also contain the foregoing information on a year-to-date basis and shall also compare actual performance to budget; and

                               (ii)  At least annually, a comprehensive
         operating budget for the next fiscal year forecasting the Company's revenues, expenses and cash position, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

                               (iii) such other information relating to the financial condition, business, research, prospects or corporate affairs of the Company as Investor or any such assignee of Investor may from time to time request, provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be proprietary; and

                           (c) with respect to the financial statements called
for in subsection (b)(i) of this Section 8.1, an instrument executed by the Treasurer or the President of the Company and certifying that such financials were prepared in accordance with internally consistent accounting methods consistently applied with prior practice for earlier periods and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment. For purposes of this
Section 8, a Major Investor includes affiliated investing entities of Investor.

                  8.2 Inspection. The Company shall permit Investor, at Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by Investor; provided, however, that the Company shall not be obligated pursuant to this Section 8.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential or proprietary information.

                  8.3 Termination of Covenants. The covenants set forth in Sections 8.1, 8.2 and 8.5 shall terminate and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of
Section 13(a) or 15(d) of the Exchange Act, whichever event shall first occur; provided that the Company shall furnish for a period of five years from the termination of such covenants to each Major Investor copies of its reports on Forms 10-K and 10-Q within 10 days after filing with the SEC.

                  8.4 Right of First Offer. Subject to the terms and conditions specified in this Section 8.4, the Company hereby grants to Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

                           Each time the Company proposes to offer any shares
of, or securities convertible into or exercisable for, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to Investor in accordance with the following provisions:

                           (a) The Company shall deliver a notice by certified
mail ("Notice") to Investor stating (i) its bona fide intention to offer or issue such Shares, (ii) the number of such Shares to be offered, and (iii) the price, if any, for which it proposes to offer such Shares.

                           (b) Within 20 calendar days after receipt of the
Notice, Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issuable (or issued and held) upon conversion of the Debentures, then held, by Investor bears to the total number of shares of outstanding Common Stock and Common Stock issuable upon conversion of the Preferred Stock and the Debentures then outstanding.

                           (c) If all such Shares referred to in the Notice are
not elected to be obtained as provided in subsection 8.4(b) hereof, the Company may, during the 60 day period following the expiration of the period provided in subsection 8.4(b) hereof, offer the remaining unsubscribed Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to Investor in accordance herewith.

                           (d) The right of first offer granted in this Section
8.4 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor), to employees, directors, consultants or advisors of the Company, provided each such person executes an agreement, in substantially the form as approved by the Company's Board of Directors, (ii) shares offered in the acquisition of another company, to strategic partners of the Company or to companies with business relationships with the Company or in connection with research and development partnerships sponsored by the Company,
(iii) to or after consummation of a bona fide, firmly underwritten public offering of shares of the Company's Common Stock registered under the Securities Act pursuant to a registration statement on Form S-1, which results in gross proceeds to the Company of more than $7,500,000 at a price per share of at least $9.00 (adjusted for any stock splits, stock dividends or other recapitalizations), or (iv) in the event of an offering of Shares by the Company to which the holders of a majority of the then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock have waived their respective rights of first offer provided for in Section 8.4 of the Series A Agreement, the Series B Agreement, the Series C Agreement, the Series D Agreement and the Series E Agreement, as the case may be.

         9.       Miscellaneous.

                  9.1 Survival of Warranties. The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investor.

                  9.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California except as it regards choice of law.

                  9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  9.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other parties.

                  9.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees or representatives is responsible.

                           The Company agrees to indemnify and hold harmless
Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  9.8 Expenses. Irrespective of whether the Initial Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  9.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Debentures purchased by Investor pursuant to this Agreement, except as specified in Section 7.12 and Section 8.4(d), and any material amendment or waiver which does not apply equally to all Major Investors shall not be effective unless it has been consented to or approved in writing by a majority of the inequitably affected Major Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company; provided, however, that no condition set forth in Section 5 hereof may be waived with respect to any Investor who does not consent thereto.

                  9.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    BIOSITE DIAGNOSTICS INCORPORATED

                                    By   /s/ Kim D. Blickenstaff
                                         ------------------------------------
                                    Title
                                         ------------------------------------
                    Address:        11030 Roselle Street, Suite D
                                    San Diego, CA 92121

                                    INVESTOR:

                                    SANDOZ PHARMA LTD.

                                    By  /s/ D. Vasella  /s/ C.S. Morris
                                         ------------------------------------
                                    Title  D. Vasella CEO
                                         ------------------------------------
                                           C.S. Morris V.P.
                                         ------------------------------------
                    Address:        Patents and Trademark Division
                                    CH-4002
                                    Basel, Switzerland
                                    Attn:  Thomas Hoxie

                                   SCHEDULE A

                        BIOSITE DIAGNOSTICS INCORPORATED

                             CONVERTIBLE DEBENTURES

                                                      Principal Amount
                                                       of Convertible
Investors                                                Debentures
First Closing:
  Sandoz Pharma Ltd.                                     $1,000,000

Second Closing:
  Sandoz Pharma Ltd.                          [CONFIDENTIAL MATERIAL REDACTED AND
                                              FILED SEPARATELY WITH THE
                                              COMMISSION]

Third Closing:
  Sandoz Pharma Ltd.                          [CONFIDENTIAL MATERIAL REDACTED AND
                                              FILED SEPARATELY WITH THE
                                              COMMISSION]

      TOTAL                                               $2,000,000

                                    Exhibit A

         THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE DEBENTURE OR THE SECURITIES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR SUCH TRANSACTION COMPLIES WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                        BIOSITE DIAGNOSTICS INCORPORATED

                              CONVERTIBLE DEBENTURE

$1,000,000                                                 San Diego, California
                                                              September 29, 1995

         BIOSITE DIAGNOSTICS INCORPORATED, a Delaware corporation (the "Company"), the principal office of which is located at 11030 Roselle Street, San Diego, California, for value received hereby promises to pay to SANDOZ PHARMA LTD., or its registered assigns, the sum of One Million Dollars ($1,000,000), or such lesser amount as shall then equal the outstanding principal amount hereof on the terms and conditions set forth hereinafter. The principal hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on the fifth anniversary of the date hereof (the "Maturity Date") unless the Debenture shall be earlier redeemed or converted in accordance with its terms.

         The following is a statement of the rights of the Holder of this Debenture and the conditions to which this Debenture is subject, and to which the Holder hereof, by the acceptance of this Debenture, agrees:

         1. Debenture Purchase Agreement. This Debenture is issued pursuant to the terms and conditions of the Debenture Purchase Agreement dated as of September 22, 1995 between the Company and the investors listed in Schedule A thereto (the "Agreement"). The Holder of this Debenture is subject to certain restrictions set forth in the Agreement and shall be entitled to certain rights and privileges set forth in the Agreement. This Debenture is the Debenture referred to in the Agreement.

         2. Definitions. As used in this Debenture, the following terms, unless the context otherwise requires, have the following meanings:

                  2.1 "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Debenture,

                  2.2 "Holder, n when the context refers to a holder of this Debenture shall mean any person who shall at the time be the registered holder of this Debenture,

                  2.3 "Issue Date," shall mean the date hereof. Terms not otherwise defined herein shall have the meanings given to them in the Agreement.

         3. Interest. Commencing on the Issue Date until all outstanding principal and interest on this Debenture shall have been paid in full, redeemed or converted in accordance with its terms, interest shall accrue at a rate equal to the lesser of (i) 8% per annum or (ii) the highest rate permitted by law, compounded annually, on the outstanding principal amount of this Debenture.

         4. Prepayment. Upon 30 days' prior written notice to the Holder, the Company may at any time prepay in whole or in part the principal amount, plus accrued interest to date of payment, of this Debenture. Payments shall be credited first to interest due, then to principal.

         5. Payment. Subject to Sections 6 and 7 hereof, the entire amount of principal and interest due hereunder shall be due and payable on the Maturity Date. Payments of both principal and interest shall be made in readily available U.S. funds and shall be made by first class mail, postage prepaid, to the registered address of the Holder.

         6. Conversion.

                  6.1 Automatic Conversion. The entire outstanding principal amount of this Debenture and all accrued interest thereon to the date of conversion shall be automatically converted (i) at the sole option of the Company, into shares of Common Stock of the Company, at the public offering price for such shares of Common Stock, upon the consummation of a firmly underwritten public offering (the "Public Offering") pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Act"), with aggregate gross proceeds in excess of $7,500,000 and at a price of not less than $9.00 per share of Common Stock (as adjusted to reflect subsequent stock splits, stock dividends, combinations or similar events), or (ii) in the event the Public Offering is not consummated on or before

December 31, 1996, at the sole option of the Company, into shares of a series of the Company's Preferred Stock, at the initial issue price for such series, upon the closing of the sale by the Company of shares of a series of Preferred Stock to at least one institutional investor, venture capital fund or other professional investor in a bona fide equity financing with no firm commercial, marketing or research and development rights granted in connection with such financing (the "Equity Financing").

                  6.2      Conversion Procedure.

                           a. Notice of Conversion Pursuant to Section 6.1. If
this Debenture is automatically converted, written notice shall be delivered to the Holder of this Debenture at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice, or, if no such address as appears or is given, at the place where the principal office of the Company is located, notifying the Holder of the conversion to be effected, specifying that the conversion is pursuant to clause
(i) or clause (ii), as the case may be, of Section 6 and the applicable conversion price, the principal amount of the Debenture to be converted, the amount of accrued interest to be converted, the date on which such conversion will occur and calling upon such Holder to surrender to the Company, in the manner and at the place designated, the Debenture.

                           b. Mechanics and Effect of Conversion. No fractional
shares of Common Stock or Preferred Stock, as the case may be, shall be issued upon conversion of this Debenture. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Debenture, the Company shall pay to the Holder the amount of outstanding principal and any accrued interest that is not so converted, such payment to be in the form as provided below. In the event of any conversion of the Debenture pursuant to clause (i) of Section
6.1 above, such conversion shall be deemed to have been made immediately prior to the consummation of such Public Offering and on and after such date the Holder of this Debenture entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares. In the event of any conversion of this Debenture pursuant to clause
(ii) of Section 6.1 above, such conversion shall be deemed to have been made immediately prior to the closing of the Equity Financing and on and after such date the Holder of this Debenture entitled to receive the shares of such series of Preferred Stock issuable upon such conversion shall be treated for all purposes as the record Holder of such shares and a purchaser of such shares under the stock purchase agreement between the Company and the investors in such series of Preferred Stock and shall be bound by the terms of such stock purchase agreement. Upon conversion of this Debenture, the Company shall be forever released from all its obligations and liabilities under this Debenture, except that the Company shall be obligated to pay the Holder, within 10 days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

                  c. Delivery of Stock Certificates. As promptly as practicable after the conversion of this Debenture, the Company st its expense will issue and deliver to the Holder of this Debenture a certificate or certificates for the number of full shares of Common Stock or Preferred Stock, as the case may be, issuable upon such conversion (bearing such legends as are required by the Agreement and applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Debenture, including a check payable to the Holder for any cash amounts payable for any fractional shares as described above.

         7.       Redemption.

                  7.1 Merger or Liquidation of the Company. In the event of any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is transferred, or a sale of all or substantially all of the assets of the Company, or any liquidation, dissolution or winding up of the Company, the Company shall, at the option of the Holder, redeem the Debenture held by such Holder by paying in cash therefor to such Holder a sum equal to the outstanding principal amount (excluding any accrued interest added to such principal amount) of such Debenture, together with any accrued and unpaid interest on such Debenture (the "Redemption Price").

                  7.2 Notice of Merger. The Company shall give each Holder of record of this Debenture written notice of any impending transaction described in Section 7.1 above not later than 20 days prior to the closing of such transaction. The notice shall describe the material terms and conditions of the impending transaction and the provisions of this Section 7, and the Company shall thereafter give such Holders prompt notice of any material changes. The transaction shall in no event take place earlier than 20 days after the Company has given the notice provided for herein or earlier than 10 days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the Holders of at least one-half of the then outstanding principal amount of the Debenture issued under the Agreement.

                  7.3 Redemption Procedures. Each Holder electing to redeem such Holder's Debenture pursuant to this Section 7 shall surrender such Debenture to the Company, at its principal office, and on the consummation of the transaction described in Section

7.1 the Redemption Price of such Debentures shall be payable in readily available funds to the order of the Holder of record of such Debenture and each surrendered Debenture shall be canceled.

         8. Acceleration. If the Company (i) becomes insolvent, commences an act of bankruptcy, commences or becomes subject to any proceeding under the Federal Bankruptcy Act or any other insolvency or debtor's relief law, or (ii) initiates any liquidation, dissolution or winding up proceedings or (iii) shall be in default, for a period of st least 30 days, with respect to one or more obligations of the Company, which obligations provide for aggregate payments in excess of $1,000,000, then the entire indebtedness evidenced hereby shall, at the option of the Holders of at least one-half of the outstanding principal amount of the Debenture issued under the Agreement, become due and payable immediately.

         9. Miscellaneous.

                  9.1 Assignment. Subject to the restrictions on transfer set forth in the Agreement, the rights and obligations of the Company and the Holder of this Debenture shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

                  9.2 Waiver and Amendment. Any provision of this Debenture may be amended, waived or modified upon the written consent of the Company and Holders of at least one-half the outstanding face amount of the Debenture issued under the Agreement.

                  9.3 Transfer of this Debenture or Securities Issuable on Conversion Hereof. This Debenture and the securities issued on conversion hereof are subject to restrictions on transfer set forth in the Agreement. Transfer of this Debenture may be effected only by its surrender to the Company and either its reissuance, or the issuance of a new Debenture, by the Company to the transferee.

                  9.4 Treatment of Debenture. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Debenture as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

                  9.5 Notices. Unless otherwise provided, any notice required or permitted under this Debenture shall be given ln writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, or with an air courier, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other parties.

                  9.6 No Stockholder Rights. Nothing contained in this Debenture shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.

                  9.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, irrespective of its choice of law principles.

                  9.8 Headings. All headings used herein are used for convenience only and shall not be used to construe or interpret this Debenture.

                  9.9 Register. The Company shall cause to be kept st its principal business office as maintained from time to time at San Diego (or at the location within the United States of America at which Company shall from time to time maintain a business office) a register. The register so maintained by Company is referred to herein as the "Register" in which, pursuant to such reasonable regulations as Company may from time to time prescribe, Company shall provide for the registration of Debentures and for the transfer of registered Debentures. Upon surrender for registration of transfer of the Debenture at the principal office of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more registered Debentures of any authorized denomination and of like aggregate principal amount. Authorized denominations shall comprise U.S.$1,000 or any multiple thereof. At the option of the Holder, registered Debentures may be exchanged for other registered Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at the principal business office of the Company. All Debentures issued upon any registration of transfer or exchange of Debentures shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits, as the Debentures surrendered upon such registration of transfer or exchange. Every Debenture presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of the Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Debenture. The Company shall not be required (i) to register the transfer of or exchange Debentures for a period of 15 days immediately preceding the date notice is given identifying the Debentures called for redemption, or
(ii) to register the transfer of or exchange of any registered Debenture, or portion thereof, called for redemption. The registered Holder of a Debenture shall be treated as its owner for all purposes.

         IN WITNESS WHEREOF, Biosite Diagnostics Incorporated, has caused this Debenture to be issued this _____ day of September, 1995.

                                          BIOSITE DIAGNOSTICS INCORPORATED

                                          By /s/ Kim D. Blickenstaff
                                          ----------------------------------

Name of Holder: SANDOZ PHARMA LTD.
                ------------------------

Address:   Patents and Trademark Division
           CH-4002
           Basel, Switzerland
           Attn:  Thomas Hoxie

                              NOTICE OF CONVERSION

                (To Be Signed Only Upon Conversion of Debenture)

TO ___________________________:

         The undersigned, the holder of the foregoing Debenture, hereby surrenders such Debenture for conversion into shares of ________ [Preferred Stock] or [Common Stock] of Biosite Diagnostics Incorporated to the extent of $__________ unpaid principal amount of, and $__________ of accrued but unpaid interest on, such Debenture, and requests that the certificates for such shares be issued in the name of, and delivered to,___________________________________ , whose address is ___________________________________________ .

         Dated:_______________

                                           _______________________________
                                           (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of the
                                           Debenture)

                                           ________________________________
                                                    (Address)

                                    Exhibit A

         THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE DEBENTURE OR THE SECURITIES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR SUCH TRANSACTION COMPLIES WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                        BIOSITE DIAGNOSTICS INCORPORATED

                              CONVERTIBLE DEBENTURE

[CONFIDENTIAL MATERIAL REDACTED AND                       San Diego, California
FILED SEPARATELY WITH THE COMMISSION]                           _________, 199_

         BIOSITE DIAGNOSTICS INCORPORATED, a Delaware corporation (the "Company"), the principal office of which is located at 11030 Roselle Street, San Diego, California, for value received hereby promises to pay to SANDOZ PHARMA LTD., or its registered assigns, the sum of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION], or such lesser amount as shall then equal the outstanding principal amount hereof on the terms and conditions set forth hereinafter. The principal hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on the fifth anniversary of the date hereof (the "Maturity Date") unless the Debenture shall be earlier redeemed or converted in accordance with its terms.

         The following is a statement of the rights of the Holder of this Debenture and the conditions to which this Debenture is subject, and to which the Holder hereof, by the acceptance of this Debenture, agrees:

         1. Debenture Purchase Agreement. This Debenture is issued pursuant to the terms and conditions of the Debenture Purchase Agreement dated as of September 22, 1995 between the Company and the investors listed in Schedule A thereto (the "Agreement"). The Holder of this Debenture is subject to certain restrictions set forth in the Agreement and shall be entitled to certain rights and privileges set forth in the Agreement. This Debenture is the Debenture referred to in the Agreement.

         2. Definitions. As used in this Debenture, the following terms, unless the context otherwise requires, have the following meanings:

                  2.1 "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Debenture,

                  2.2 "Holder, n when the context refers to a holder of this Debenture shall mean any person who shall at the time be the registered holder of this Debenture,

                  2.3 "Issue Date," shall mean the date hereof.

Terms not otherwise defined herein shall have the meanings given to them in the Agreement.

         3. Interest. Commencing on the Issue Date until all outstanding principal and interest on this Debenture shall have been paid in full, redeemed or converted in accordance with its terms, interest shall accrue at a rate equal to the lesser of (i) 8% per annum or (ii) the highest rate permitted by law, compounded annually, on the outstanding principal amount of this Debenture.

         4. Prepayment. Upon 30 days' prior written notice to the Holder, the Company may at any time prepay in whole or in part the principal amount, plus accrued interest to date of payment, of this Debenture. Payments shall be credited first to interest due, then to principal.

         5. Payment. Subject to Sections 6 and 7 hereof, the entire amount of principal and interest due hereunder shall be due and payable on the Maturity Date. Payments of both principal and interest shall be made in readily available U.S. funds and shall be made by first class mail, postage prepaid, to the registered address of the Holder.

         6. Conversion.

                  6.1 Automatic Conversion. The entire outstanding principal amount of this Debenture and all accrued interest thereon to the date of conversion shall be automatically converted (i) at the sole option of the Company, into shares of Common Stock of the Company, at the public offering price for such shares of Common Stock, or (ii) in the event the shares of Common Stock of the Company are not publicly traded on or before December 31, 1996, at the sole option of the Company, into shares of a series of the Company's Preferred Stock, at the initial issue price for such series, upon the closing of the sale by the Company of shares of a series of Preferred Stock to at least one institutional investor, venture capital fund or other professional investor in a bona fide equity financing with no firm commercial, marketing or research and development rights granted in connection with such financing (the "Equity Financing").

                  6.2      Conversion Procedure.

                           a. Notice of Conversion Pursuant to Section 6.1. If
this Debenture is automatically converted, written notice shall be delivered to the Holder of this Debenture at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice, or, if no such address as appears or is given, at the place where the principal office of the Company is located, notifying the Holder of the conversion to be effected, specifying that the conversion is pursuant to clause
(i) or clause (ii), as the case may be, of Section 6 and the applicable conversion price, the principal amount of the Debenture to be converted, the amount of accrued interest to be converted, the date on which such conversion will occur and calling upon such Holder to surrender to the Company, in the manner and at the place designated, the Debenture.

                           b. Mechanics and Effect of Conversion. No fractional
shares of Common Stock or Preferred Stock, as the case may be, shall be issued upon conversion of this Debenture. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Debenture, the Company shall pay to the Holder the amount of outstanding principal and any accrued interest that is not so converted, such payment to be in the form as provided below. In the event of any conversion of this Debenture pursuant to clause (ii) of Section
6.1 above, such conversion shall be deemed to have been made immediately prior to the closing of the Equity Financing and on and after such date the Holder of this Debenture entitled to receive the shares of such series of Preferred Stock issuable upon such conversion shall be treated for all purposes as the record Holder of such shares and a purchaser of such shares under the stock purchase agreement between the Company and the investors in such series of Preferred Stock and shall be bound by the terms of such stock purchase agreement. Upon conversion of this Debenture, the Company shall be forever released from all its obligations and liabilities under this Debenture, except that the Company shall be obligated to pay the Holder, within 10 days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

                  c. Delivery of Stock Certificates. As promptly as practicable after the conversion of this Debenture, the Company st its expense will issue and deliver to the Holder of this Debenture a certificate or certificates for the number of full shares of Common Stock or Preferred Stock, as the case may be, issuable upon such conversion (bearing such legends as are required by the Agreement and applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Debenture, including a check payable to the Holder for any cash amounts payable for any fractional shares as described above.

         7. Redemption.

                  7.1 Merger or Liquidation of the Company. In the event of any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is transferred, or a sale of all or substantially all of the assets of the Company, or any liquidation, dissolution or winding up of the Company, the Company shall, at the option of the Holder, redeem the Debenture held by such Holder by paying in cash therefor to such Holder a sum equal to the outstanding principal amount (excluding any accrued interest added to such principal amount) of such Debenture, together with any accrued and unpaid interest on such Debenture (the "Redemption Price").

                  7.2 Notice of Merger. The Company shall give each Holder of record of this Debenture written notice of any impending transaction described in Section 7.1 above not later than 20 days prior to the closing of such transaction. The notice shall describe the material terms and conditions of the impending transaction and the provisions of this Section 7, and the Company shall thereafter give such Holders prompt notice of any material changes. The transaction shall in no event take place earlier than 20 days after the Company has given the notice provided for herein or earlier than 10 days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the Holders of at least one-half of the then outstanding principal amount of the Debenture issued under the Agreement.

                  7.3 Redemption Procedures. Each Holder electing to redeem such Holder's Debenture pursuant to this Section 7 shall surrender such Debenture to the Company, at its principal office, and on the consummation of the transaction described in Section 7.1 the Redemption Price of such Debentures shall be payable in readily available funds to the order of the Holder of record of such Debenture and each surrendered Debenture shall be canceled.

         8. Acceleration. If the Company (i) becomes insolvent, commences an act of bankruptcy, commences or becomes subject to any proceeding under the Federal Bankruptcy Act or any other insolvency or debtor's relief law, or (ii) initiates any liquidation, dissolution or winding up proceedings or (iii) shall be in default, for a period of st least 30 days, with respect to one or more obligations of the Company, which obligations provide for aggregate payments in excess of $1,000,000, then the entire indebtedness evidenced hereby shall, at the option of the Holders of at least one-half of the outstanding principal amount of the Debenture issued under the Agreement, become due and payable immediately.

         9.       Miscellaneous.

                  9.1 Assignment. Subject to the restrictions on transfer set forth in the Agreement, the rights and obligations of the Company and the Holder of this Debenture shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

                  9.2 Waiver and Amendment. Any provision of this Debenture may be amended, waived or modified upon the written consent of the Company and Holders of at least one-half the outstanding face amount of the Debenture issued under the Agreement.

                  9.3 Transfer of this Debenture or Securities Issuable on Conversion Hereof. This Debenture and the securities issued on conversion hereof are subject to restrictions on transfer set forth in the Agreement. Transfer of this Debenture may be effected only by its surrender to the Company and either its reissuance, or the issuance of a new Debenture, by the Company to the transferee.

                  9.4 Treatment of Debenture. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Debenture as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

                  9.5 Notices. Unless otherwise provided, any notice required or permitted under this Debenture shall be given ln writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, or with an air courier, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other parties.

                  9.6 No Stockholder Rights. Nothing contained in this Debenture shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.

                  9.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, irrespective of its choice of law principles.

                  9.8 Headings. All headings used herein are used for convenience only and shall not be used to construe or interpret this Debenture.

                  9.9 Register. The Company shall cause to be kept st its principal business office as maintained from time to time at San Diego (or at the location within the United States of America at which Company shall from time to time maintain a business office) a register. The register so maintained by Company is referred to herein as the "Register" in which, pursuant to such reasonable regulations as Company may from time to time prescribe, Company shall provide for the registration of Debentures and for the transfer of registered Debentures. Upon surrender for registration of transfer of the Debenture at the principal office of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more registered Debentures of any authorized denomination and of like aggregate principal amount. Authorized denominations shall comprise U.S.$1,000 or any multiple thereof. At the option of the Holder, registered Debentures may be exchanged for other registered Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at the principal business office of the Company. All Debentures issued upon any registration of transfer or exchange of Debentures shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits, as the Debentures surrendered upon such registration of transfer or exchange. Every Debenture presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of the Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Debenture. The Company shall not be required (i) to register the transfer of or exchange Debentures for a period of 15 days immediately preceding the date notice is given identifying the Debentures called for redemption, or
(ii) to register the transfer of or exchange of any registered Debenture, or portion thereof, called for redemption. The registered Holder of a Debenture shall be treated as its owner for all purposes.

         IN WITNESS WHEREOF, Biosite Diagnostics Incorporated, has caused this
Debenture to be issued this       day of         , 19  .
                            -----        --------    --

                                       BIOSITE DIAGNOSTICS INCORPORATED

                                       By
                                         --------------------------------

Name of Holder: SANDOZ PHARMA LTD.
                ------------------------------------------
Address:          Patents and Trademark Division
                  CH-4002
                  Basel, Switzerland
                  Attn:  Thomas Hoxie

                              NOTICE OF CONVERSION

                (To Be Signed Only Upon Conversion of Debenture)

TO ___________________________:

         The undersigned, the holder of the foregoing Debenture, hereby surrenders such Debenture for conversion into shares of ________ [Preferred Stock] or [Common Stock] of Biosite Diagnostics Incorporated to the extent of $__________ unpaid principal amount of, and $__________ of accrued but unpaid interest on, such Debenture, and requests that the certificates for such shares be issued in the name of, and delivered to, __________________________________, whose address is ___________________________________________.

         Dated:_______________

                                          __________________________________
                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the
                                          Debenture)

                                          __________________________________
                                                      (Address)